UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 23, 2016

Roka Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36538	27-0881542
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(908) 605-4700
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously disclosed, on February 22, 2016, Roka Bioscience, Inc. (the "Company") received a written notice (the "February Notice”) from the Listing Qualifications department of The Nasdaq Stock Market indicating that the Company was not in compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5450(a)(1) for continued listing on the Nasdaq Global Market.
The Nasdaq Listing Rules require listed securities to maintain a minimum bid price of $1.00 per share and, based upon the closing bid price of the Company’s common stock, par value $0.001 per share (the “Common Stock”) for the last 30 consecutive business days prior to the February Notice, the Company was not in compliance with this requirement. The February Notice indicated that the Company would be provided 180 calendar days in which to regain compliance.
On August 23, 2016, the Company received a written notice (the “August Notice”) from the Listing Qualifications department of Nasdaq notifying it that the Company had not regained compliance with Listing Rule 5450(a)(1), and that unless the Company either requested an appeal of this determination in accordance with the procedures set forth in the Nasdaq Listing Rules 5800 Series or submitted an application to transfer its securities to the Nasdaq Capital Market, its Common Stock would be scheduled for delisting at the opening of trading on September 1, 2016. A hearing must be requested by August 30, 2016 and a request for a hearing would stay the suspension of the Company’s securities.
Alternatively, the August Notice also stated that the Company was eligible for an additional 180 day period during which it could regain compliance. To qualify, the Company must submit an application to transfer its Common Stock to the Nasdaq Capital Market by August 30, 2016. In order to transfer, the Company must (i) meet the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing on the Nasdaq Capital Market (except for the bid price requirement) based on the Company's most recent public filings and market information and (ii) notify Nasdaq of its intent to cure this deficiency during the second compliance period by effecting a reverse stock split, if necessary. Should Nasdaq determine that the Company will not be able to cure the deficiency, or if the Company cannot make the required representations, its securities will be delisted from the Nasdaq Global Market.
The Company has requested a hearing and this request for a hearing has automatically stayed the delisting of the Company's Common Stock pending the issuance of a determination by the hearings panel. In the event that the Company does not receive a favorable determination by the hearings panel, the Company will have to determine the steps necessary to maintain the trading of its Common Stock on the Nasdaq Stock Market, which steps could include effectuating a reverse stock split of its Common Stock in order to increase the share price above the $1.00 threshold.
At the Company’s annual meeting of stockholders held on June 22, 2016, the Company’s stockholders approved an amendment to the Company's certificate of incorporation and granted discretionary authority to the Company’s Board of Directors to effect a reverse stock split of the Company’s outstanding Common Stock within a range of one share of Common Stock for every five shares of Common Stock to one share of Common Stock for every fifteen shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROKA BIOSCIENCE, INC.

Dated: August 26, 2016	By:	/s/ Lars Boesgaard
Name: Lars Boesgaard
Title: Chief Financial Officer